EXHIBIT 10.1

Notice of Grant of Stock
Appreciation Rights
and Terms and Conditions of
Stock Appreciation Rights
Pacific Sunwear of California, Inc.
ID: 95-3759463
3450 East Miraloma Ave
Anaheim, CA 92806-2101

Director:	[Name]	Award Number:	[_______]
	[Address]	Plan:	2005
	[Address]	ID:	[ ]

Effective [                    ] (the “Award Date”), you (the “Director”) have been granted an award of [___]1 stock appreciation rights (the “Award”) by Pacific Sunwear of California, Inc. (the “Corporation”) at a base price of $[___]1 per stock appreciation right (the “Base Price”).
[The Award shall become vested as to one-third (1/3) of the total number of SARs subject to the Award on each of the first, second and third anniversaries of the Award Date (or, in each case if earlier, the date of the regular scheduled meeting of shareholders that occurs in the year in which such vesting date would otherwise fall).1, 2 ]
The Award will expire on [                    ] (the “Expiration Date”).1, 2

By your signature and the Corporation’s signature below, you and the Corporation agree that the Award is granted under and governed by the terms and conditions of the Company’s 2005 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Stock Appreciation Rights Award (the “Terms”), both of which are attached and incorporated herein by this reference. This Notice of Grant of Stock Appreciation Rights, together with the Terms, are referred to as your “Award Agreement.” The Award has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. You acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

Pacific Sunwear of California, Inc.	Date

[NAME]	Date

[1]	Subject to adjustment under Section 7.1 of the Plan.

[2]	Subject to early termination under Section 5 of the Terms and Section 7.4 of the Plan.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
2005 PERFORMANCE INCENTIVE PLAN
TERMS AND CONDITIONS OF
DIRECTOR STOCK APPRECIATION RIGHTS AWARD
1. General.
     These Terms and Conditions of Director Stock Appreciation Rights Award (these “Terms”) apply to a particular award (“Award”) of stock appreciation rights (“SARs”) if incorporated by reference in the Notice of Grant of Stock Appreciation Rights (“Grant Notice”) corresponding to that particular Award. The recipient of the Award identified in the Grant Notice is referred to as the "Director.” The per-SAR base price of the Award as set forth in the Grant Notice is referred to as the “Base Price.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.” The Award was granted under and subject to the Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Director in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Director. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.
2. Vesting; Limits on Exercise.
     The Award shall vest and become exercisable in percentage installments of the aggregate number of SARs subject to the Award as set forth on the Grant Notice. The SARs may be exercised only to the extent the SARs are vested and exercisable.
•	Cumulative Exercisability. To the extent that the SARs are vested and exercisable, the Director has the right to exercise the SARs (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the SARs.

•	No Fractional SARs. Fractional SARs shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100 SARs (subject to adjustment under Section 7.1 of the Plan) may be exercised at any one time, unless the number exercised is the total number at the time exercisable under the Award.
3. Continuance of Service Required; No Service Commitment.
     The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 5 below or under the Plan. Nothing contained in this Award Agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Director from the rate in existence at any time.

4. Exercise and Payment of SARs.
       4.1 Method of Exercise. The SARs shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of a written notice stating the number of SARs to be exercised pursuant to the Award or by the completion of such other administrative exercise procedures as the Administrator may require from time to time.
       4.2 Payment of SARs.
     (A) Amount. Upon the exercise of the SARs and the attendant surrender of an exercisable portion of the Award, the Director will be entitled to receive payment of an amount (subject to the tax withholding provisions of Section 4.3) determined by multiplying:
•	the difference (but not less than zero) obtained by subtracting the Base Price of the SARs being exercised from the per-share fair market value (determined in accordance with the applicable provisions of the Plan) of the Common Stock of the Corporation as of the date of exercise (the “Exercise Date”), by

•	the number of SARs being exercised.
     (B) Form of Payment. The amount determined under Section 4.2(A) will be paid to the Director on or as soon as administratively practicable after the Exercise Date by delivery to the Director of a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to (i) the amount of the payment determined under Section 4.2(A), divided by (ii) the fair market value of a share of Common Stock as of the Exercise Date. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to the SARs is subject to the condition precedent that the Director or other person entitled under the Plan to receive any shares with respect to the SARs deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Director shall have no further rights with respect to any SARs that are paid or that terminate pursuant to Section 5.
     (C) SARs Not Funded. SARs payable under this Award Agreement will be paid from the general assets of the Corporation, and no special or separate reserve, fund or deposit will be made to assure payment of the SARs. Neither this Award Agreement nor any action taken pursuant to the provisions of this Award Agreement will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and Director (or any other person). To the extent that Director (or any permitted transferee) acquires a right to receive payment pursuant to any SAR hereunder, such right will be no greater than the right of any unsecured general creditor of the Corporation.

     4.3 Tax Withholding. Upon payment of any SAR, the Corporation shall have the right at its option to (a) require the Director to pay or provide for payment in cash of the amount of any taxes that the Corporation may be required to withhold with respect to such payment and/or distribution, or (b) deduct from any amount payable to the Director the amount of any taxes which the Corporation may be required to withhold with respect to such payment and/or distribution. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Award Agreement, the Administrator may, in its sole discretion, direct the Corporation to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation at the minimum applicable withholding rates.
5. Early Termination of Award.
     5.1 Expiration Date. Subject to earlier termination as provided below in this Section 5, the Award will terminate on the seventh (7th) anniversary of the Award Date.
     5.2 Possible Termination of Award upon Change in Control. The Award is subject to termination in connection with a Change in Control Event or certain similar reorganization events as provided in Section 7.4 of the Plan.
     5.3 Termination of Award upon a Termination of Director’s Services. Subject to earlier termination of the Award pursuant to Section 5.1 or Section 5.2 above, if the Director ceases to be a member of the Board, the following rules shall apply (the last day that the Director is a member of the Board, except as otherwise provided below, is referred to as the Director’s “Severance Date”):
•	other than as expressly provided below in this Section 5.3, (a) the Director will have until the date that is 3 months after his or her Severance Date to exercise the Award (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Award, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Award, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•	if the termination of the Director’s employment or services is the result of the Director’s death or Total Disability (as defined below), (a) the Director (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Director’s Severance Date to exercise the Award, (b) the Award, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Award, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

     For purposes of the Award, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).
     In all events the Award is subject to earlier termination as contemplated by Section 5.1 and Section 5.2. A termination of services will not have occurred until the last day that the Director either or both (1) is employed by and/or (2) renders services to the Corporation or a Subsidiary. Pursuant to Section 6.1 of the Plan, if the Director is not an employee of the Corporation or a Subsidiary or a member of the Board, the Administrator shall be the sole judge of whether the Director continues to render services for purposes of this Award Agreement.
6. Non-Transferability.
     The Award and any other rights of the Director under this Award Agreement or the Plan are nontransferable and exercisable only by the Director, except as set forth in Section 5.7 of the Plan.
7. Adjustments.
     The terms of the Award, including the number of SARs subject to the Award and the Base Price, are subject to adjustment upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan.
8. Notices.
     Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Director is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 8.
9. Plan.
     The Award and all rights of the Director under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Director agrees to be bound by the terms of the Plan and this Award Agreement (including these Terms). The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

10. Entire Agreement.
     This Award Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
11. Governing Law.
     This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.
12. Effect of this Agreement.
     Subject to the Corporation’s right to terminate the Award pursuant to Section 7.4 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.
13. Counterparts.
     This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
14. Section Headings.
     The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.